  Exhibit 99.1

American Resources Corporation Reports Third Quarter 2019 Financial Results

FISHERS, INDIANA / ACCESSWIRE / November 18, 2019 / American Resources Corporation (NASDAQ:AREC) (the "Company"), a supplier of raw materials to the rapidly growing global infrastructure marketplace, with a primary focus on the extraction, processing, transportation and distribution of metallurgical carbon to the steel industry, today reported a net loss from operations of $7.08 million, or a loss of $0.30 per share, in the third quarter of 2019, compared with a net loss from operations of $4.13 million, or a loss of $3.44 per share, in the prior-year period. The Company earned adjusted earnings before interest, taxes, depreciation, amortization, accretion on asset retirement obligations, non-operating expenses, and development costs (‘adjusted EBITDA") of a loss of $2.67 million in the third quarter of 2019, as compared with adjusted EBITDA loss of $0.99 million for the third quarter of 2018. Revenues totaled $1.85 million for the three months ended September 30, 2019 versus $9.04 million in the prior-year quarter.

"We are extremely excited about how our platform is set up to perform in 2020 and beyond. The third quarter of 2019 proved to be a challenging quarter for our industry, highlighted by a number of market participants liquidating assets through the bankruptcy process in the face of the seasonal steel slowdown and general macro uncertainties in the global economy. During this period, we were able to execute on both organic opportunities as well as opportunities to further consolidate quality metallurgical carbon assets," stated Mark Jensen, Chairman and CEO of American Resources Corporation. "Organically, we took the opportunity to further develop some of our existing mines around our McCoy Elkhorn complex including commencing the final development stage to bring our Carnegie 2 mine into production. The capital investments and development of our mines meant that we needed to take some production offline. We feel that this was done at an opportune time and has put us in a better position in terms of volume and quality metrics. We were also very active in the bankruptcy processes of assets within our operating region. As a result, we were able to acquire our previously announces, fifth operating complex, Perry County Resources this past September. The addition of Perry County to our portfolio of assets is already proving to be a valuable assets as we are executing on our restructuring plan while serving the existing customer base. Overall, the market for our products remains very promising as the world's need for carbon, steel and infrastructure continues to be healthy, and our platform remains in a unique position of bringing a robust pipeline of growth to the market and to our investors."

Operational Results

The Company produced and sold 25,969 short tons of coal in the third quarter of 2019.

The exhibit below summarizes some of the key sales, production and financial metrics:

	Three month ended		Three month ended
	September 30,	June 31,	September 30,
	2019	2019	2018
Sales Volume (a)
Tons Sold	25,969	127,021	122,823

Company Production (a)
McCoy Elkhorn Coal	11,180	56,335	57,721
Deane Mining	14,789	70,686	65,102
Total	25,969	127,021	122,823

Company Financial Metrics(b)
Revenue per Ton	71.13	73.38	72.38
Cash Cost per Ton Sold (c)	113.84	49.27	49.27
Cash Margin per Ton (c)	-42.71	24.11	23.11

Development Costs	1,425,024	1,887,447	945,341

Notes:
(a) In short tons
(b) Excludes transportation
(c) Cash cost per ton is based on reported cost of sales and includes items such as production taxes, royalties, labor, fuel, and other similar production and sales cost items, and may be adjusted for other items that, pursuant to GAAP, are classified in the Statement of Operations as costs other than cost of sales, but relate directly to the cost incurred to produce coal. Our cash cost of sales per short ton is calculated as cash cost of sales divided by short tons sold, and our cash margin per ton is calculated by subtracting cash cost per ton from revenue per ton. Cash cost of sales per short ton and average cash margin per ton are non-GAAP financial measure which are calculated in conformity with U.S. GAAP and should be considered supplemental to, and not as a substitute or superior to financial measures calculated in conformity with GAAP. We believe cash cost of sales per ton and average cash margin per ton are useful measurse of performance as it aides some investors and analysts in comparing us against other companies. Cash cost of sales per ton and margin per ton may not be comparable to similarly titled measures used by other companies.

Mark Jensen added, "Throughout the third quarter of 2019, where we idled some production during a time of market softness, we also continued to make progress on our growth objectives to position ourselves for advancement in 2020. Most notably, was the acquisition of Perry County Resources, as it represents our fifth carbon processing and logistics hub in the Central Appalachian basin and broadens our footprint in the metallurgical carbon market. Additionally, we continued to position our metallurgical mines at McCoy Elkhorn to provide expanded output with greater efficiencies. Over the past five months, we have seen a meaningful amount of U.S. carbon supply come offline given market participants idling assets plus several participants entering into bankruptcy. Our unique business model has allowed us to be opportunistic during this time and strengthen our position in the market. We expect markets to firm up sometime next year as it digests a tighter supply outlook, while our outlook on demand remains healthy. We feel that we are in as good of a position as we have ever been to deliver attractive growth to our customers, employees and shareholders, and we maintain a sanguine outlook on carbon and steel markets given infrastructure development world-wide."

Additional Financial Results

Total revenues were $1,847,969 for the third quarter of 2019. Cost of sales (includes mining, transportation, , and processing costs,) for the third quarter of 2019 were $2,956,305, or 160 percent of total revenues, compared to $7,116,009, or 78.7% of total revenue in the same period of 2018.

General and administrative expenses for the third quarter of 2019 were $1,434,544 for the third quarter of 2019, or 77.7 percent of total revenue. Depreciation for the third quarter of 2019 was $1,414,942, or 76.6 percent of total revenue. American Resources incurred interest expense of $901,810 during the third quarter of 2019 compared to $305,655 during the third quarter of 2018. Development costs during the quarter were $1,425,024, compared to $2,887,448 in the second quarter of 2019.

The Company did not incur any income tax expense as it was able to utilize its available net operating losses ("NOL") carried forward from prior periods of approximately $2,027,765 as of December 31, 2018.

Company Outlook

Based on American Resources' organic growth from its already owned infrastructure, controlled mining permits and its capital investment schedule, the Company expects its 2020 production forecast to be in the range of 2.0 to 2.2 million tons.

AMERICAN RESOURCES CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED

	Three Months September 30, 2019	Three Months September 30, 2018 As Restated	Nine Months September 30, 2019	Nine Months September 30, 2018 As Restated

Coal Sales	$1,847,279	$8,890,322	$18,162,805	$23,219,222
Processing Services Income	-	147,946	20,876	167,462

Total Revenue	1,847,279	9,038,268	18,183,681	23,386,684

Cost of Coal Sales and Processing	(2,956,306)	(7,116,009)	(15,254,961)	(18,214,195)
Accretion Expense	(320,900)	(433,589)	(962,699)	(1,116,751)
Depreciation	(1,414,942)	(700,595)	(3,036,747)	(1,931,374)
Amortization of mining rights	(252,729)	(181,385)	(1,592,110)	(181,385)
General and Administrative	(1,434,545)	(2,320,287)	(3,798,051)	(3,892,596)
Professional Fees	(170,937)	(707,735)	(5,136,767)	(1,106,864)
Production Taxes and Royalties	(948,148)	(759,269)	(2,811,691)	(2,217,156)
Development Costs	(1,425,024)	(945,341)	(5,912,589)	(3,429,512)

Total Operating Expenses	(8,923,531)	(13,164,210)	(38,505,615)	(32,089,833)

Net Loss from Operations	(7,076,252)	(4,125,942)	(20,321,934)	(8,703,149)

Other Income	770,405	875,942	1,251,359	1,295,065
Gain on cancelation of debt	-	-	-	315,000
Loss on settlement of payable	-	-	(22,660)
Receipt of previously impaired receivable	-	-	-	92,573
Amortization of debt discount and issuance costs	(219,218)	-	(7,722,197)	-
Interest Income	82,343	-	164,686	41,171
Warrant Modification Expense	-	-	(2,545,360)	-
Interest expense	(901,810)	(305,655)	(1,674,653)	(864,104)

Total Other income (expense)	(268,280)	570,287	(10,548,825)	879,705

Net Loss	(7,344,532)	(3,555,655)	(30,870,759)	(7,823,444)

Less: Series B dividend requirement	-	(17,000)	-	(104,157)

Less: Net income attributable to Non Controlling Interest	-	-	-	(151,278)

Net loss attributable to American Resources Corporation Shareholders	$(7,344,532)	$(3,572,655)	$(30,870,759)	$(8,078,879)

Net loss per common share - basic and diluted	$(0.30)	$(3.44)	$(1.34)	$(8.58)

Weighted average common shares outstanding	24,886,763	1,038,783	23,025,762	941,495

AMERICAN RESOURCES CORPORATION
CONSOLIDATED BALANCE SHEETS
UNAUDITED

	September 30, 2019	December 31, 2018
ASSETS

CURRENT ASSETS
Cash	$716,840	$2,293,107
Accounts Receivable	71,580	1,338,680
Inventory	1,004,326	163,800
Prepaid fees	483,000	147,826
Accounts Receivable - Other	336,800	319,548
Total Current Assets	2,612,546	4,262,961

OTHER ASSETS
Cash - restricted	297,987	411,692
Processing and rail facility	14,496,487	11,630,171
Underground equipment	10,155,915	8,717,229
Surface equipment	3,224,896	3,101,518
Acquired mining rights	28,831,440	2,913,241
Coal refuse storage	12,171,271	11,993,827
Less Accumulated Depreciation	(11,320,116)	(6,691,259)
Land	3,248,169	907,193
Note Receivable	4,117,139	4,117,139
Total Other Assets	65,223,188	37,100,751

TOTAL ASSETS	$67,835,734	$41,363,712

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$7,483,079	$8,139,662
Accounts payable - related party	639,180	474,654
Accrued interest	1,977,142	1,118,736
Funds held for others	-	79,662
Due to affiliate	132,639	124,000
Current portion of long term-debt (net of issuance costs and debt discount of $0 and $134,296)	14,691,696	14,169,139
Current portion of convertible debt	7,219,612	-
Current portion of reclamation liability	2,327,169	2,327,169
Total Current Liabilities	34,470,517	26,433,022

OTHER LIABILITIES
Long-term portion of note payable (net of issuance costs of $420,062 and $428,699)	4,829,330	7,918,872
Reclamation liability	21,425,097	16,211,640
Total Other Liabilities	26,254,427	24,134,512

Total Liabilities	60,724,944	50,563,534

STOCKHOLDERS' EQUITY (DEFICIT)
AREC - Class A Common stock: $.0001 par value; 230,000,000 shares authorized, 27,267,197 and 17,763,469 shares issued and outstanding, respectively	2,726	1,776
AREC - Series A Preferred stock: $.0001 par value; 5,000,000 shares authorized, 0 and 481,780 shares issued and outstanding, respectively	-	48
AREC - Series C Preferred stock: $.001 par value; 20,000,000 shares authorized, 0 and 50,000 shares issued and outstanding, respectively	-	5
Additional paid-in capital	90,094,006	42,913,532
Accumulated deficit	(82,985,942)	(52,115,183)
Total American Resources Corporation's Stockholders' Equity (Deficit)
Total Stockholders' Deficit	7,110,790	(9,199,822)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$67,835,734	$41,363,712

AMERICAN RESOURCES CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED

	For the Nine Months September 30, 2019	For the Nine Months September 30, 2018 As Restated
Cash Flows from Operating activities:
Net loss	$(30,870,759)	$(7,823,444
Adjustments to reconcile loss to net cash
Depreciation	3,036,747	1,931,374
Amortization of mining rights	1,592,110	181,385
Accretion expense	962,699	1,116,751
Cancelation of debt	-	(315,000
Gain on disposition	-	(807,591
Recovery of previously impaired receipts	(50,806)	(92,573
Amortization of debt discount	7,722,197	420,134
Warrant expense	2,528,598	234,067
Warrant modification expense	2,545,360	-
Option expense	245,356	13,410
Issuance of common shares for services	1,806,040	201,250

Change in current assets and liabilities:

Accounts receivable	1,300,654	(930,478
Inventory	(840,526)	188,371
Prepaid expenses and other assets	(335,174)	(147,826
Accounts payable	(2,274,582)	973,057
Funds held for others	(79,662)	(19,061
Due to affiliates	164,526	512,378
Accrued interest	858,406	287,639
Cash used in operating activities	(11,688,816)	(4,076,157

Cash Flows from Investing activities:

Advances made in connection with management agreement	-	(99,582
Advance repayment in connection with management agreement	-	222,304
Cash paid for PPE, net	(327,250)	(127,957
Cash received in asset acquisitions	650,000	-
Cash provided by (used in) investing activities	322,750	(5,235

Cash Flows from Financing activities:

Principal payments on long term debt	(2,548,111)	(2,064,902
Proceeds from long term debt	5,139,399	5,316,977
Proceeds from convertible debt	399,980	-
Proceeds from related party	8,639	-
Net proceeds from (payments to) factoring agreement	(1,087,413)	787,434
Sale of common stock for cash in connection with public offering	4,354,000	-
Sale of common stock for cash issued with warrants in connection with public offering	3,409,600	-
Cash provided by financing activities	9,676,094	4,039,509

Decrease in cash and restricted cash	(1,689,972)	(41,883
Cash and restricted cash, beginning of period	2,704,799	385,665
Cash and restricted cash, end of period	$1,014,827	$343,782

Supplemental Information
Cash paid for interest	$389,437	$156,331
Cash paid for income taxes	$-	$-

Non-cash investing and financing activities
Shares issued in asset acquisition	$24,400,000	$-
Assumption of net assets and liabilities for asset acquisitions	$8,787,748	$2,217,952
Equipment for notes payable	$-	$906,660
Conversion of accounts payable into common shares	$231,661	$-
Beneficial Conversion Feature on note payable due to modification	$7,362,925	$-
Preferred Series B dividends	$-	$104,157
Shares issued in connection with note payable	$297,831	$-
Conversion of Series A Preferred into common shares	$161	$-
Conversion of Series C Preferred into common shares	$1	$-
Return of shares related to employee settlement	$11	$-
Forgiveness of accrued management fee	$-	$17,840,615
Warrant exercise for common shares	$60	$-

Reconciliation of Non-GAAP Measures

Reconciliation of Adjusted EBITDA to Amounts Reported Under U.S. GAAP:

	For the three months ended Sept. 30, 2019	For the nine months ended Sept. 30, 2019	For the three months ended Sept. 30, 2018
Net Income	(7,344,533)	(30,870,759)	(3,555,655)

Interest & Other Expenses	1,121,030	11,964,870	305,655
Income Tax Expense	-	-	-
Accretion Expense	320,900	962,699	433,589
Depreciation	1,414,942	3,036,747	700,595
Amortization of Mining Rights	252,728	1,592,110	181,385
Non-Cash Stock Options	-	485,799	-
Non-Cash Warrant Expense	-	5,069,860	-
Non-Cash Share Comp. Expense	138,857	1,806,040	-
Development Costs	1,425,024	5,912,589	945,341

Total Adjustments	4,673,481	30,830,714	2,566,565

Adjusted EBITDA	(2,671,052)	(40,045)	(989,090)

1.
Adjusted EBITDA is defined as net income before net interest expense, income tax expense, accretion expense, depreciation, non-cash stock compensation expense, transaction and other professional fees, and development costs. Adjusted EBITDA is not a measure of financial performance in accordance with GAAP, and we believe items excluded from Adjusted EBITDA are significant to a reader in understanding and assessing our financial condition. Therefore, Adjusted EBITDA should not be considered in isolation, nor as an alternative to net income, income from operations, cash flow from operations or as a measure of our profitability, liquidity, or performance under GAAP. We believe that Adjusted EBITDA presents a useful measure of our ability to incur and service debt based on ongoing operations. Furthermore, similar measures are used by analysts to evaluate our operating performance. Investors should be aware that our presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by others.

Use of Non-GAAP Financial Measures

This release contains the use of certain U.S. non-GAAP financial measures. These non-GAAP financial measures are provided as supplemental information for financial measures prepared in accordance with GAAP. Management believes that these non-GAAP financial measures provide additional insight into the performance of the Company, and reflect how management analyzes Company performance and compares that performance against other companies. These non-GAAP financial measures may not be comparable to other similarly titled measures used by other entities.

About American Resources Corporation

American Resources Corporation is a supplier of raw materials to the rapidly growing global infrastructure marketplace. The company's primary focus is on the extraction, processing, transportation and selling of metallurgical carbon and pulverized coal injection (PCI) to the steel industry. The company operations are based in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical products are located.

The company's business model is based on running a streamlined and efficient operation to economically extract and deliver resources to meet its customers' demands. By running operations with low or no legacy costs, American Resources Corporation works to maximize margins for its investors while being able to scale its operations to meet the growth of the global infrastructure market.

Website:
http://www.americanresourcescorp.com

Special Note Regarding Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company's actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation's control. The words "believes", "may", "will", "should", "would", "could", "continue", "seeks", "anticipates", "plans", "expects", "intends", "estimates", or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

Institutional/Retail/Individual Contact:
PCG Advisory
Adam Holdsworth
646-862-4607
adamh@pcgadvisory.com
www.pcgadvisory.com

Company Contact:
Mark LaVerghetta
317-855-9926 ext. 0
Vice President of Corporate Finance and Communications
investor@americanresourcescorp.com

SOURCE: American Resources Corporation